EXHIBIT 23.4
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                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Lignum Limited


         We consent to the use of our audit report dated January 30, 2004, on the balance sheets of Lignum Limited as at December 31, 2003 and 2002 and the statements of earnings and retained earnings and cash flows for each of the years in the two-year period ended December 31, 2003 included herein and to the reference to our firm under the heading "Experts" in the Prospectus.


                                             /s/ GRANT THORNTON LLP
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                                             Chartered Accountants


Vancouver, Canada
June 18, 2004